UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2012

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 30, 2012, The Coca-Cola Company (the “Company”) announced a new operating structure and the senior leaders for those businesses to be effective January 1, 2013.  Effective January 1, 2013, the Company will organize around three major operating businesses: Coca-Cola International, which will consist of the Company’s Europe, Pacific and Eurasia & Africa operations; Coca-Cola Americas, which will consist of the Company’s North America and Latin America operations, and; Bottling Investments Group, or BIG, which oversees the Company-owned bottling operations outside of North America.

Ahmet Bozer, currently President of the Eurasia & Africa Group, will be appointed President of Coca-Cola International.  Steve Cahillane, currently President and Chief Executive Officer of Coca-Cola Refreshments, or CCR, will be appointed President of Coca-Cola Americas.  Irial Finan will continue as President of BIG.  All three executives will continue to report to Muhtar Kent, Chairman and Chief Executive Officer of the Company.

A copy of the Company’s press release regarding the new operating structure and senior leadership appointments is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release of The Coca-Cola Company, dated July 30, 2012, regarding the new operating structure and senior leadership appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: July 31, 2012	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel and Chief Legal Counsel